UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

MAINSTAY MACKAY DEFINEDTERM MUNICIPAL OPPORTUNITIES FUND

(Exact name of Registrant as specified in its charter)

Delaware	811-22551	45-1681733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 Madison Avenue, New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 576-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MMD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

Pursuant to the terms of the Declaration of Trust, the Fund will commence the process of liquidation and dissolution at the close of business on December 31, 2024 (the “Termination Date”) unless otherwise extended by a majority of the Board of Trustees (the “Board”).

On June 5, 2024, the Board approved an amendment and restatement of the Declaration of Trust to reflect a change in the name of the Fund to NYLI MacKay DefinedTerm Muni Opportunities Fund and to allow the Board to implement, upon completion of an Eligible Tender Offer (as defined below), a new Termination Date to replace December 31, 2024 as the Termination Date. An “Eligible Tender Offer” is defined as a tender offer by the Fund to purchase 100% of the then outstanding Common shares of the Fund at a price equal to the NAV per Common share calculated in accordance with the Fund’s valuation procedures as of the date specified in the tender offer, with the expiration date of the tender offer being as of a date within twelve months preceding the Termination Date.

The amendments will become effective as of August 28, 2024. In addition, the Board conditionally approved a new Termination Date of December 31, 2036, to take effect in the event that the Fund completes an Eligible Tender Offer prior to December 31, 2024.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended and Restated Agreement and Declaration of Trust of MainStay MacKay DefinedTerm Municipal Opportunities Fund

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, MainStay MacKay DefinedTerm Municipal Opportunities Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MainStay MacKay DefinedTerm Municipal Opportunities Fund

Date: July 25, 2024	By:	/s/ Kirk C. Lehneis
Kirk C. Lehneis
President and Principal Executive Officer